Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Taoping Inc. (f/k/a China Information Technology, Inc.) (the “Company”) of our report dated March 30, 2018, relating to the Company’s consolidated financial statements as of December 31, 2017 and 2016 and for the two years ended December 31, 2017 which appear in the Company’s Annual Report on Form 20-F.

/s/ UHY LLP

New York, New York

January 22, 2019